UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange Chicago Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 22, 2019, Emerson Electric Co. (the “Company”) completed its previously announced public offering of €500 million aggregate principal amount of the Company’s 0.375% Notes due 2024 (the “Notes”). The pricing of the Notes was previously announced in a Current Report on Form 8-K filed on May 17, 2019.

The Company expects the net proceeds from the sale of the Notes to be approximately €498.2 million (or approximately $560.0 million) before deducting estimated expenses of the offering. The Company expects to use the net proceeds primarily to repay its commercial paper borrowings and for general corporate purposes. The Notes are senior unsecured obligations and rank equally with all of the Company’s existing and future unsecured and unsubordinated debt. Prior to maturity, the Company may redeem any or all of the Notes at any time at the redemption prices described in the Notes. The Notes are required to be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Notes were issued pursuant to an indenture dated as of December 10, 1998 (the “Original Indenture”), between the Company and Wells Fargo Bank, National Association (successor to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York))), as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture dated as of May 22, 2019 (the “Second Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) between the Company and the Trustee. Pursuant to an Agency Agreement dated as of May 22, 2019 (the “Agency Agreement”) relating to the Notes, the Company has appointed Elavon Financial Services DAC, UK Branch to act as paying agent for the Notes and U.S. Bank National Association to act as registrar and transfer agent for the Notes. Wells Fargo Securities International Limited is an underwriter in the offering and is an affiliate of the Trustee.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-221668), the prospectus dated November 20, 2017, and the related prospectus supplement dated May 15, 2019. This Current Report on Form 8-K adds exhibits to that Registration Statement.

The above description of the Notes, the Indenture and the Agency Agreement is qualified in its entirety by reference to the Indenture, the forms of Notes and the Agency Agreement, each of which is incorporated by reference into the Registration Statement. The Original Indenture, the Second Supplemental Indenture, the Agency Agreement and the forms of the Notes are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of December 10, 1998, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as trustee, incorporated by reference to Emerson Electric Co. 1998 Form 10-K, File No. 1-278, Exhibit 4(b).

4.2	Second Supplemental Indenture, dated as of May 22, 2019, by and between the Company and Wells Fargo Bank, National Association, as trustee.

4.3	Agency Agreement, dated as of May 22, 2019, by and among the Company, as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, U.S. Bank National Association, as registrar and transfer agent, and Wells Fargo Bank, National Association, as trustee.

4.4	0.375% Notes due 2024.

5.1	Opinion of John A. Sperino, Esq.

23.1	Consent of John A. Sperino, Esq. (contained in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2019	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary